Exhibit 4.19

股权质押合同
Share Pledge Agreement

本股权质押合同 (下称“本合同”)由下列各方于2010年 7  月 6  日在中华人民共和国（下称“中国”） 太原  签订：
This Share Pledge Agreement (this "Agreement") has been executed by and among the following parties on July 6th, 2010 in Taiyuan, the People’s Republic of China (“China” or the “PRC”):

甲方：重庆禹众商业有限责任公司（下称“质权人”）
地址：重庆市涪陵区兴华中路50号6楼
Party A: Chongqing Yu Zhong Commerce Co., Ltd. (hereinafter "Pledgee")
Address:   6F, 50 Building, Xinghuazhong Road, Fuling District, Chongqing Municipality;

乙方：  陈全祥
身份证号：XXX
于丹
身份证号：XXX

（以上合称为“出质人”）
Party B:	Chen Quanxiang
National Identification Number: XXX
Yu Dan
National Identification Number: XXX

(hereinafter collectively referred to as “Pledgor” ）

丙方：	太原市基点商贸有限公司
地址：	太原市迎泽区东米市区69号楼2单元405号
Party C:   Tai Yuan Basic Points Commerce Co., Ltd.
Address:  Suite 405, Unit 2, Buiding 69, Dongmishi District, Yingze District, Taiyuan City.

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在本合同中，质权人、出质人和丙方以下各称“一方”，合称“各方”。
In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a "Party" respectively, and they shall be referred to as the "Parties" collectively.

鉴于：
Whereas:

1.	出质人合计拥有丙方100%的股权，其中陈全祥持有90%的股权权益；于丹持有10%的股权权益。丙方是一家在中国太原注册成立的、从事珠宝、铂金银饰品、计算机及耗材、文化办公用品、钟表眼镜、工艺美术品、普通机械及配件、五金交电、日用百货、服装鞋帽、针纺织品、黄金饰品、工矿设备、仪器仪表的销售；废旧金属收购的有限责任公司。丙方有意在此确认出质人和质权人在本合同下的权利和义务并提供必要的协助登记该质权；
Pledgor holds 100% of the equity interest in Party C, of which Chen Quanxiang holds 90%, Yu Dan holds 10% respectively. Party C is a limited liability company registered in Taiyuan, China engaging in the business of sales of Jewelry, platinum and gold and silver jewelry, computers and supplies, cultural office supplies, clocks and watches, glasses, arts and crafts, general machinery and accessories, hardware, daily necessities, garments, knitwear, gold jewelry, mining equipment, instruments and meters and scrap metal reclamation. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.	质权人是一家在太原注册的外商独资企业。质权人与出质人所拥有的丙方于2010年 7 月 6 日签订了独家业务合作协议；
Pledgee is a wholly foreign-owned enterprise registered in Taiyuan, China. Pledgee and Party C owned by Pledgor have executed an Exclusive Business Cooperation Agreement on July 6th, 2010;

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3.	为了保证丙方履行独家业务合作协议项下的义务，按照约定向质权人支付咨询和服务费等到期款项，出质人以其在丙方中拥有的全部股权向质权人做出业务合作协议项下丙方付款义务的质押担保。
To ensure that Party C fully performs its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to the Pledgee when the same becomes due, Pledgor hereby pledges to the Pledgee all of the equity interest he holds in Party C as security for payment of the consulting and service fees by Party C under the Business Cooperation Agreement.

为了履行业务合作协议的条款，各方商定按照以下条款签订本合同。
To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	定义
Definitions

除非本合同另有规定，下列词语含义为：
Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	质权：指出质人根据本合同第2条给予质权人的担保物权，即指质权人所享有的，以出质人质押给质权人的股权折价或拍卖、变卖该股权的价款优先受偿的权利。
Pledge shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	股权：指出质人现在和将来合法持有的其在丙方的全部股权权益。
Equity Interest\shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3	质押期限：指本合同第3条规定的期间。
Term of Pledge shall refer to the term set forth in Section 3.2 of this Agreement.

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1.4	业务合作协议：指丙方与质权人于2010年 7 月 6 日签订的独家业务合作协议。
Business Cooperation Agreement shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on July 6th, 2010.

1.5	违约事件：指本合同第7条所列任何情况。
Event of Default\shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6	违约通知：指质权人根据本合同发出的宣布违约事件的通知。
Notice of Default shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2	质权
The Pledge

作为及时完整地支付业务合作协议项下质权人应得的任何或全部的丙方欠付的款项，包括但不限于业务合作协议中咨询服务费的担保，出质人特此将其现有或将拥有的丙方的全部股权权益质押给质权人，无论该等费用的到期应付是由于到期日的到来、提前收款的要求或其它原因。
As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor's right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.	质押期限
Term of Pledge

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3.1	本质权自本合同项下股权出质在相应的工商行政管理机关登记之日起生效，质权有效期持续到业务合作协议下所有丙方欠付质权人的款项结清为止。各方同意，自本合同签署之日起3个工作日内，出质人和丙方应将本合同的质权登记在丙方股东名册上，并在相关工商行政管理机关开始正式受理股权质押登记申请后的10个工作日内将本合同项下的股权出质在相应的工商行政管理机关进行登记。
The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. The parties agree that Pledgor and Party C shall register the Pledge in the shareholders' register of Party C within 3 business days following the execution of this Agreement, and within 10 business days after the competent AIC has formally begun accepting applications for the registration of equity interest pledge, Pledgor and Party C shall file the pledge of the Equity Interest contemplated herein with such AIC for registration.

3.2	质押期限内，如丙方未按业务合作协议交付咨询服务费等费用，质权人有权但无义务按本合同的规定处分质权。
During the Term of Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	质权凭证的保管
Custody of Records for Equity Interest subject to Pledge

4.1	在本合同规定的质押期限内，出质人应将其在丙方的股权出资证明书及记载质权的股东名册交付质权人保管。出质人应在本合同签订之日起一周内将上述股权出资证明书及股东名册交付给质权人。质权人将在本合同规定的全部质押期间一直保管这些项目。

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During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee's custody the capital contribution certificate for the Equity Interest and the shareholders' register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2	在质押期限内，质权人有权收取股权所产生的红利。
Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	出质人的声明和保证
Representations and Warranties of Pledgor

5.1	出质人是股权唯一的合法所有人。
Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	质权人有权以本合同规定的方式处分并转让股权。
Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	除本质权之外，出质人未在股权上设置任何其他质押权利或其他担保权益。
Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

6.	出质人的承诺和确认
Covenants and Further Agreements of Pledgor

6.1	在本合同存续期间，出质人向质权人承诺，出质人将：
Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

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6.1.1	除履行由出质人与质权人、丙方于2010年 7 月 6 日签订的《独家购买权合同》外，未经质权人事先书面同意，不得转让股权，不得在股权上设立或允许存在任何担保或其他债务负担；
not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, Pledgee and Party C on July 6th , 2010;

6.1.2	遵守并执行所有有关权利质押的法律、法规的规定，在收到有关主管机关就质权发出或制定的通知、指令或建议时，于五日内向质权人出示上述通知、指令或建议，同时遵守上述通知、指令或建议，或按照质权人的合理要求或经质权人同意就上述事宜提出反对意见和陈述；
comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee's reasonable request or upon consent of Pledgee;

6.1.3	将任何可能导致对出质人股权或其任何部分的权利产生影响的事件或收到的通知，以及可能改变出质人在本合同中的任何保证、义务或对出质人履行其在本合同中义务可能产生影响的任何事件或收到的通知及时通知质权人。
promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may change or have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

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6.2	出质人同意，质权人按本合同条款取得的对质权享有的权利，不应受到出质人或出质人的继承人或出质人之委托人或任何其他人通过法律程序的中断或妨害。
Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3
出质人向质权人保证，为保护或完善本合同对偿付业务合作协议项下咨询服务费等费用的担保，出质人将诚实签署、并促使其他与质权有利害关系的当事人签署质权人所要求的所有的权利证书、契约和/或履行并促使其他有利害关系的当事人履行质权人所要求的行为，并为本合同赋予质权人之权利、授权的行使提供便利，与质权人或其指定的人(自然人/法人)签署所有的有关股权所有权的文件，并在合理期间内向质权人提供其认为需要的所有的有关质权的通知、命令及决定。

To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee.  Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons).  Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	出质人向质权人保证，出质人将遵守、履行本合同项下所有的保证、承诺、协议、陈述及条件。如出质人不履行或不完全履行其保证、承诺、协议、陈述及条件，出质人应赔偿质权人由此遭受的一切损失。

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Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.	违约事件
Event of Breach

7.1	下列事项均被视为违约事件：
The following circumstances shall be deemed Event of Default:

7.1.1	丙方未能按期足额支付业务合作协议项下的应付的咨询服务费等费用或有违反该协议其他义务的行为；
Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

7.1.2	出质人在本合同第5条所作的任何声明或保证有实质性的误导或错误，和/或出质人违反本合同第5条的声明和保证；
Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	出质人和丙方没有按第3.1条将本质权登记在丙方股东名册上；
Pledgor and Party C fail to register the Pledge in the shareholders' register of Party C stipulated in Section 3.1;

7.1.4	出质人或丙方违反本合同的任何条款；如果出质人中任何一人违反本合同项下的义务，其他人对此承担连带责任。
Pledgor or Party C breaches any provisions of this Agreement; Each person of Pledgor shall bear the joint and several liabilities as to the obligations of other persons of Pledgor thereunder.

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7.1.5	除本合同第6.1.1条的约定外，出质人舍弃出质的股权或未获得质权人书面同意而擅自转让或意图转让出质的股权；
Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6	出质人本身对外的任何借款、担保、赔偿、承诺或其他偿债责任(1)因违约被要求提前偿还或履行；或(2)已到期但不能如期偿还或履行；
Any of Pledgor's own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7	本合同可被执行或使之合法或生效所须之一切政府部门同意、许可、批准或授权被撤回、中止、失效或有实质性修改；
Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8	适用的法律的发布使得本合同非法或使得出质人不能继续履行其在本合同项下的义务；
The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9	出质人因其所拥有的财产出现不利变化，致使质权人认为出质人履行本合同项下的义务的能力已受到影响；
Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor's ability to perform its obligations under this Agreement has been affected;

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7.1.10	丙方的继承人或代管人只能履行部分或拒绝履行业务合作协议项下的支付责任；和
The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement; and

7.1.11	按有关法律规定质权人不能或可能不能行使处分质权的其他情况。
Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2	如知道或发现本第7.1条所述的任何事项或可能导致上述事项的事件已经发生，出质人应立即以书面形式通知质权人。
Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3	除非本第7.1条所列的违约事项已在质权人感到满意的情况下获得完满解决，否则质权人可在出质人违约事项发生时或发生后的任何时间以书面形式向质权人发出违约通知，要求出质人立即支付全部业务合作协议项下的欠款及其他应付款项或/和按本合同第8条的规定处分质权。
Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee's satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Business Cooperation Agreement and all other payments due to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	质权的行使
Exercise of Pledge

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8.1	在业务合作协议所述的咨询服务费等费用未全部偿还前，未经质权人书面同意，出质人不得转让其拥有的丙方股权。
Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee's written consent, Pledgor shall not assign the Equity Interest in Party C.

8.2	质权人行使质权时可向出质人发出违约通知。
Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3	受限于第7.3条的规定，质权人可在按第7.2条发出违约通知的同时或在发出违约通知之后的任何时间里对质权行使处分的权利。质权人决定行使处分质权的权利时，出质人即不再拥有任何与股权有关的权利和利益。
Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4	在违约时，在法律许可的范围内并根据有关法律的规定，质权人有权按照法定程序处置质押股权，对于处置的所得，质权人无需给付出质人；出质人特此放弃其可能有的能向质权人要求任何质押股权处置所得的权利。同样，出质人对质权人在该质押股权处置后的亏空也不承担任何义务。
In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged, to the extent permitted by and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee. Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

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8.5	质权人依照本合同处分质权时，出质人和丙方应予以必要的协助，以使质权人实现其质权。
When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	转让
Assignment

9.1	除非经质权人事先同意，出质人无权赠予或转让其在本合同项下的权利义务。
Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	本合同对出质人及其继任人和经许可的受让人均有约束力，并且对质权人及每一继任人和受让人有效。
This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3	质权人可以在任何时候将其在业务合作协议项下的所有或任何权利和义务转让给其指定的人（自然人/法人），在这种情况下，受让人应享有和承担本合同项下质权人享有和承担的权利和义务，如同其作为原合同方应享有和承担的一样。质权人转让业务合作协议项下的权利和义务时，应质权人要求，出质人应就此转让签署有关协议和/或文件。
At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee's request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

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9.4	因转让所导致的质权人变更后，应质权人要求，出质人应与新的质权人签订一份内容与本合同一致的新质押合同，并在相应的工商行政管理机关进行登记。
In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

9.5	出质人应严格遵守本合同和各方单独或共同签署的其他有关合同的规定，包括独家购买权合同和对质权人的授权委托书，履行各合同项下的义务，并不进行任何足以影响合同的有效性和可强制执行性的作为/不作为。除非根据质权人的书面指示，出质人不得行使其对质押股权还留存的权利。
Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.	终止
Termination

在业务合作协议项下的咨询服务费等费用偿还完毕，并且丙方不再承担业务合作协议项下的任何义务之后，本合同终止，在尽早合理可行的时间内，质权人应协助出质人解除质押。
Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C's obligations under the Business Cooperation Agreement, this Agreement shall terminate, and Pledgee shall assist the Pledgor to remove the pledge registration as soon as reasonably practicable。

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11.	手续费及其他费用
Handling Fees and Other Expenses

一切与本合同有关的费用及实际开支，其中包括但不限于法律费用、工本费、印花税以及任何其他税收、费用等全部由丙方承担。
All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.	保密责任
Confidentiality

各方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。各方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、投资者、法律或财务顾问披露之信息，而该股东、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，惟本条款仍然生效。

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The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

13.	适用法律和争议的解决
Governing Law and Resolution of Disputes

13.1	本合同的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。
The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2	因解释和履行本合同而发生的任何争议，本合同各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

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因解释和履行本合同而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本合同各方仍应继续行使各自在本合同项下的其他权利并履行各自在本合同项下的其他义务。
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	通知
Notices

本合同项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在到达或拒收之日为有效送达日。
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of arrival or refusal at the address specified for notices.

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通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。
Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.	分割性
Severability

如果本合同有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本合同其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。
In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	附件
Attachments

本合同所列附件，为本合同不可分割的组成部分。
The attachments set forth herein shall be an integral part of this Agreement.

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17.	生效
Effectiveness

17.1	本合同的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。
Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.2	本合同以中文和英文书就，一式四份，质权人、丙方各持一份，每位出质人各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。
This Agreement is written in Chinese and English in four copies. Pledgee, Party C shall hold one copy respectively. Each of Pledgors shall hold one copy. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本股权质押合同并即生效，以昭信守。本合同签订后，应及时到当地工商局备案，质权方设立。
IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written. While after the conclusion of the contract, the parties shall go to the local Administration for Industry and Commerce for records, until then the right of Pledge is established.

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   签字页  (The page of Signature)

甲方：重庆禹众商业有限责任公司
Party A:         Chongqing Yu Zhong Commerce Co., Ltd.
签署(公章)
By (seal):       ____________________

公司授权代表或法定代表人（签字）
(The signature of The Representative): ____________________

乙方：
Party B: 陈全祥
Chen Quanxiang
签署(签字)：
By (signature):  ________________

于丹
Yu Dan
签署(签字)：
By (signature):   ________________

丙方：  太原市基点商贸有限公司
Party C:	Tai Yuan Basic Points Commerce Co., Ltd.

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签署(公章)
By (seal):       ____________________

公司授权代表或法定代表人（签字）
(The signature of The Representative): ____________________

附件：
Attachments:

1、太原市基点商贸有限公司股东名册；
Shareholders' register of Tai Yuan Basic Points Commerce Co., Ltd.

2、太原市基点商贸有限公司的出资证明书；
The Capital Contribution Certificate of Tai Yuan Basic Points Commerce Co., Ltd.

3、独家业务合作协议;
Exclusive Business Cooperation Agreement.

4． 工商局要求提交的其他资料。
Other Information required by the competent Administration for Commerce and Industry

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